Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William L. Bridgford, Chairman of the Board of Bridgford Foods Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 28, 2009

/s/ WILLIAM L. BRIDGFORD
William L. Bridgford,
Chairman of the Board
(Principal Executive Officer)